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                                                                   EXHIBIT a(11)


                             ARTICLES SUPPLEMENTARY
                                       OF
                     CREDIT SUISSE INSTITUTIONAL FUND, INC.


         CREDIT SUISSE INSTITUTIONAL FUND, INC. (the "Fund"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:

         1. There is hereby classified one series of stock comprised of one billion (1,000,000,000) Shares (as those terms are defined in the Fund's Articles of Incorporation, as amended from time to time, the "Articles") of the authorized but unclassified and unissued Shares of the Fund, to be known, as the "Investment Grade Fixed Income Portfolio"(referred to herein as the "Portfolio").

         2. The Shares of the Portfolio classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V, Section 4 of the Articles and shall be subject to all provisions of the Articles relating to Shares generally.

         3. The Shares of the Portfolio have been classified by the Fund's Board of Directors under the authority contained in Article V, Sections 2 and 3 of the Articles.

         4. The classification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Fund or the aggregate par value thereof.

         IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse Institutional Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated: June 25, 2001                           CREDIT SUISSE INSTITUTIONAL FUND,
                                               INC.

                                               By:/s/Hal Liebes
                                                  ----------------------------
                                               Name: Hal Liebes
                                               Title: Secretary

ATTEST:

/s/George Travers
----------------------------------

Name:George Travers

Title: Vice President and Compliance Officer
       Credit Suisse Asset Management